UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2017

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

513-297-3640

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01.                      Other Events.

On March 6, 2015, Workhorse Group Inc. (the “Company”) responded to a Request for Information and Prequalification from the United States Postal Service (“USPS”) for its Next Generation Delivery Vehicle (“NGDV”) Acquisition Program. On April 14, 2015, the USPS notified the Company that it had advanced in the NGDV Acquisition Program as a prequalified supplier. The Company then subsequently partnered with VT Hackney, Inc. (“VT Hackney”), another pre-qualified supplier, to design and build the body, and the joint response to the USPS NGDV RFP was delivered by the USPS deadline of February 5, 2016. On March 18, 2016, the Company and VT Hackney attended by invitation from the USPS a meeting to present our RFP response and respond to questions. On September 16, 2016, the USPS awarded the contract for the NGDV Prototype to six prime suppliers including VT Hackney. The Company and VT Hackney have entered into a Teaming Agreement pursuant to which the Company was appointed as the exclusive subcontractor to provide the chassis and powertrain for the prototypes. In September 2017, the Company and teaming partner VT Hackney, delivered the vehicles for prototype testing under the NGDV Acquisition Program in compliance with the terms set forth in their USPS prototype contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: October 5, 2017	By:	/s/ Paul Gaitan
	Name: Title:	Paul Gaitan Chief Financial Officer